FINANCIAL INFORMATION (Cont. from Screen 33)

  EXPENSES (Negative answers are allowed  For the period covered by this form

            on this screen for 72Z only)                  ($000's omitted)

72.Y) Expense reimbursements ----------------------------- $      	0

   Z) Net investment income ------------------------------ $            0

	  AA) Realized capital gains ----------------------------- $    0

	  BB) Realized capital losses ---------------------------- $    0

  CC) 1. Net unrealized appreciation during the period --- $            0

      2. Net unrealized depreciation during the period --- $   		0

  DD) 1. Total income dividends for which record date
         passed during the period ------------------------ $     	0

2. Dividends for a second class of open-end
         company shares -----------------------------------$            0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $            0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income --- $0.0062, $0.0071
"      2. Dividends for a second class of open-end
     company shares -------------------------- $0.0071, $0.0071, 0.0071
   B) Distribution of capital gains ------------------- $0
   C) Other distributions ----------------------------- $0
                              SCREEN NUMBER: 34


 (Continued from Screen 35)
   Condensed balance sheet data:         As of the end of current reporting
                                        period (000's omitted except for per
                                        share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased --------------- $        0
   P) Amounts owed to affiliated persons --------------------------$        0
   Q) Senior long-term debt ---------------------------------------$        0
   R) Other liabilities:1. Reverse repurchase agreements --------- $        0
                        2. Short sales --------------------------- $        0
                        3. Written options ----------------------- $        0
                        4. All other liabilities ----------------- $        0

   S) Senior equity -----------------------------------------------$        0
   T) Net assets of common shareholders ---------------------------$        0
   U) 1. Number of shares outstanding -----------------------------$	0
      2. Number of shares outstanding of a second class of shares
         of open-end company ---------------------------------------        0
"   V) 1. Net asset value per share(to nearest cent)-- $1.00, $1.00
"	 2. Net asset value per share of a second class of open-end
         company shares (to nearest cent) -------------$1.00, $1.00, $1.00
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) -----------------$   0.0000
   X) Total number of shareholder accounts ------------------------$        0
   Y) Total value of assets in segregated accounts ----------------$        0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form N-SAR does not provide "adequatespace for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answersare as above.